UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2006

DUKE ENERGY OHIO, INC.

(formerly The Cincinnati Gas & Electric Company)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-1232	31-0240030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 East Fourth Street, Cincinnati, Ohio  45202
(Address of Principal Executive Offices, including Zip code)

(513) 421-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 2, 2006, Duke Energy Corporation announced that it had completed the sale of its commercial marketing and trading business to Fortis, the Benelux-based financial services group. On an after-tax basis, Duke Energy anticipated total cash proceeds of approximately US$475 million. Under the agreement, Fortis purchased Cinergy Marketing and Trading, LP, and Cinergy Canada, Inc. at a base purchase price of approximately US$210 million. In addition, Fortis paid approximately US$200 million for the portfolio of contracts, and an amount equal to the estimated net working capital associated with these companies at the time of close.

Item 9.01.  Financial Statements and Exhibits.

(b)           Pro forma financial information

The pro forma financial information specified in Article 11 of Regulation S-X is filed as Exhibit 99.1 hereto

(d)           Exhibits.

99.1	The Duke Energy Ohio, Inc. (formerly The Cincinnati Gas & Electric Company) unaudited pro forma condensed consolidated financial information

99.2	Excerpts from the Duke Energy Ohio, Inc. (formerly The Cincinnati Gas & Electric Company) Quarterly Report on Form 10-Q for the period ended June 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY OHIO, INC.

Date: October 5, 2006	By:	/s/David S. Maltz
	Name:	David S. Maltz
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	The Duke Energy Ohio, Inc. (formerly The Cincinnati Gas & Electric Company) unaudited pro forma condensed consolidated financial information
99.2	Excerpts from the Duke Energy Ohio, Inc. (formerly The Cincinnati Gas & Electric Company) Quarterly Report on Form 10-Q for the period ended June 30, 2006